SEVERANCE AND TERMINATION OF EMPLOYMENT AGREEMENT



     THIS SEVERANCE AND TERMINATION OF EMPLOYMENT AGREEMENT is between Pease Oil and Gas Company, a Nevada corporation ("Company") and Willard H. Pease, Jr. ("Employee"), shall be effective December 7, 1998 ("Effective Date"), and is made with reference to the following agreed facts.


         A. Employee has been employed as a full time employee of the Company pursuant to an Amended Employment Agreement dated as of November 1, 1998 (the "Amended Employment Agreement").

         B. Pursuant to a change in the business of the Company, the Employee shall not be employed by the Company after December 7, 1998.

         C. The parties desire and intend to set forth the terms upon which the employment under the Amended Employment Agreement shall be terminated.


         FOR CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:


     1. Termination of Employment. The Employee shall cease to be an Employee of the Company as of the close of business on the Effective Date.

     2. Severance Compensation. As set forth in Section 3.2 of the Amended Employment Agreement, upon termination, the Company shall be obligated to pay a total of $140,000 (the "Severance Compensation") to the Employee which payment shall be made on or before December 17, 1999. Employee shall also be paid the bi-weekly compensation, at the same rate as was paid while an employee, for the period ending December 31, 1998. At the time the Company pays the Severance Compensation, the company shall also pay to Employee an amount equal to three weeks compensation at the rate in effect prior to the Effective Date, as payment for Employee's unused vacation time. All required withholding and similar taxes or deductions shall be withheld from the Severance Compensation and the other payments described in the preceding two sentences.

     3. Options. All outstanding stock purchase options previously granted to Employee under Company employee option plans shall be deemed to be terminated, and in replacement thereof, Employee shall be granted the following nonqualified stock purchase warrants, each of which shall expire if not previously exercised, on December 31, 2000:

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                                                                Exercise Price
Warrants                                                              Per Share
 9,960 .....................................................          $ 8.30
 4,000 .....................................................          $ 7.00
   890 ....................................................           $10.00
 5,000 .....................................................          $29.70
10,000 ......................................................         $ 5.00
10,000 ......................................................         $27.50
39,850 Total Warrants

The form of, and terms governing, these warrants shall be as set forth in Exhibit A attached hereto and incorporated herein by reference.

         4. Option To Purchase Automobile. Until the date the Severance Compensation is paid, the Employee shall have the right to purchase, for cash, the 1994 Suburban automobile (vin No: 1GKFK16K6RJ755362) from the Company for $8,000, its agreed value as of the Effective Date. If the Employee elects not to purchase the automobile, he shall surrender the automobile to the Company in its present condition at its Corporate Office on or before the close of Business on December 17, 1998.

           If Employee elects to purchase the automobile, he shall, on or before December 17, 1998, obtain his own liability and property damage insurance coverage for the vehicle in adequate amounts and shall cause the automobile to be re-licensed in his name when payment is made. The Company shall deliver title and other appropriate indicia of ownership once the automobile is fully paid. The purchase price for the automobile may be netted against the amount of the Severance Compensation described above, at Employee's election.

         5. Future Consulting Services. For a period of nine months following the date of termination, the Employee agrees to be available, on a reasonable and mutually agreeable basis, to perform consulting services on an as-needed basis for the Company or affiliates of the Company. It is specifically agreed that there is no obligation in this Agreement for the Company to retain the Employee on a consulting basis and any such future consulting services shall be performed as an independent contractor. In the event the Company uses the Employee as a consultant, the Company shall pay for such services on a day rate basis equal to the lessor of $60.00 per hour or $480 per day. Any payments made to Employee as a consultant shall not affect the obligations otherwise stated in this Agreement.


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         6.  Termination  of Amended  Employment  Agreement.  With the  specific exception of Article 4 of the Amended Employment Agreement, which shall continue to bind the Employee in its entirety after the Effective date of termination, all other rights and obligations of the parties as set forth in the Amended Employment Agreement hereby are terminated and shall be of no further effect and shall be replaced by the obligations of the parties set forth in this Agreement. Other than as set forth in this Agreement, the Company shall have no other obligations whatsoever to the Employee.

         7. Binding Arbitration. Any controversy arising out of or relating to this Agreement or any modification or extension of this Agreement, including any claim for damages and/or rescission, shall be settled by binding arbitration in Grand Junction, Colorado in accordance with the Commercial Arbitration rules of the American Arbitration Association before a panel of one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of the Agreement or to render any award which by its terms effects any such alteration, or modification. This section shall survive the termination of this Agreement.

         8. General Release.  Employee,  on his own behalf, and on behalf of his heirs and assigns, hereby fully and forever unconditionally releases and discharges the Company, all of its past and present parent, subsidiary, affiliated and related corporations, their predecessors, successors and assigns, together with their divisions and departments, and all past or present officers, directors, employees, insurers and agents of any of them (hereinafter referred to collectively as "Releasees"), of and from and covenants not to sue or assert against Releasees, for any purpose, all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, arising from or in any way related to Employee's employment by the Company, including the termination thereof, based in whole or in part upon any act or omission occurring on or before the date of this general release, whether negligent or intentional, without regard to Employee's present actual knowledge of the act or omission, which Employee may now have, or which Employee, or any person acting on his behalf may at any future time have or claim to have, including specifically, but not by way of limitation, unpaid wages, unpaid benefits, matters which may arise at common law, such as breach of contract, express or implied, promissory estoppel, wrongful discharge, tortious interference with contractual rights, infliction of emotional distress, defamation, or under federal, state or local laws, such as the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act, the Pregnancy Disability Act, the Equal Pay Act, and the Colorado Civil Rights Act. Employee warrants that he has not assigned or transferred any right or claim described in this general release. Employee expressly assumes all risk that the facts and law concerning this general release may be other than as presently known to Employee, and acknowledges that, in signing this general release, Employee is not relying on any information provided by Releasees or upon Releasees to provide information not known to Employee. Employee acknowledges that he has been advised to consult an attorney regarding this release, and that he has consulted an attorney. This release shall be governed by and construed in accordance with the laws of Colorado. In the event of any dispute

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under this release,  the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees incurred in connection therewith.

         The Company releases the Employee of and from and covenants not to sue or assert against Employee, for any purpose, all claims, administrative complaints, demands, actions and causes of action of every kind and nature whatsoever, whether at law or in equity, arising from, or in any way related to, Employee's employment by the Company, based in whole or in part upon any act or omission occurring on or before the date of this Agreement, whether negligent or intentional, which the Company may now have, or which the Company may at any future time have or claim to have, for actions prior to the Effective Date of which the Board of Directors was specifically aware on the Effective Date, provided that this release of the Employee shall not apply to any claim under federal or state securities or corporate laws, which are against officers and directors of the Corporation, including Employee.

         Notwithstanding the above, the Employee shall be entitled to contribution or indemnity for third party claims to the same extent as any other person who served as an officer or Director of the Company immediately prior to the Effective Date.

         9. Resignation as Director. Employee shall hereby resign as a director of the Company as of the Effective Date, and Employee shall sign all written Consents of Directors recording decisions of the Board of Directors made while Employee served as a Director. Should Employee refuse or be unavailable to formally sign any such Written Consent, the Company may deem the Signature of Employee on this Agreement to be his signature on any Consent

         10. Transfer of Assets. On the Effective Date of this agreement, the Company shall transfer to the Employee the Assets described in a letter dated November 1, 1998. Employee acknowledges that the Company shall treat the estimated fair value of the assets as 1998 income to the Employee and shall notify the appropriate taxing authorities. It is mutually agreed that the fair value of the assets transferred is $500. Employee shall be responsible for removing these assets, as well the personal assets listed in the November 1, 1998 letter, from the Company's office facility at his own expense.

         11. Confidentiality. The Employee acknowledges that the Company is pursuing various strategic alternatives, including the possibility of merger or recapitalization. The Employee specifically agrees not to interfere, comment, discuss or otherwise disclose such matters or any information related to the Company's activities, past or present, to any individual or entity other than an officer or director of the Company, unless it has been expressly agreed to in writing by the Company or required by law. Further, the Employee and the Company mutually agree that they will not in the future make any disparaging statements concerning the other or their respective business. The terms of this Agreement shall remain strictly confidential; provided however, that the Employee and the Company may disclose such matters to members of their immediate family, bankers, underwriters, financial advisors, accountants, attorneys and tax advisors, or as may be required by law.

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         12. Purchase of Other Company Assets. Employee agrees than an affiliate of Employee, Pease Oil Partnership, will purchase all of the Company's right, title and interest in and to the shut-in oil well and prospect known as the "LU Sheep 2 S," located in central Wyoming for a purchase price of $2,500. Employee shall cause his affiliate to pay the Company the purchase price for such property on or before December 31, 1998, at which time the Company shall assign and transfer to the purchaser all the Company's interest in the property. It is
specifically   agreed  that  the  transfer  of  the  property  is  made  without representations or warranties by the Company and that the purchase of the Company's interest in the property shall be made in an "as is" condition without any reliance upon the Company or its management in making the purchase determination.

         13. Entire Agreement. This Agreement is the entire agreement between the parties and supersedes all prior understandings or agreements with respect to the matters referred to herein. This Agreement may not be altered or amended except by a written agreement signed by the parties.

         WHEREFORE, the parties have signed this Agreement on December __, 1998 with an Effective Date as indicated above.



PEASE OIL AND GAS COMPANY                            EMPLOYEE:


By ____________________________             __________________________________
      Patrick J. Duncan, President               Willard H. Pease, Jr.


WITNESSED:


By ____________________________
      Virginia Cherry,
      Assistant Corporate Secretary

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